UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/11/2007

STAKTEK HOLDINGS, INC
(Exact name of registrant as specified in its charter)

Commission File Number:  333-110806

DE	56-2354935
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8900 Shoal Creek Boulevard, Suite 125, Austin, TX 78757
(Address of principal executive offices, including zip code)

512-454-9531
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 11, 2007, the Board of Directors amended and restated the Executive Employment Agreements of W. Kirk Patterson, Senior Vice President and Chief Financial Officer, and Stephanie A. Lucie, Senior Vice President, General Counsel and Corporate Secretary. These agreements were amended to: (i) extend the term of each for two years; (ii) provide that resignation for certain reasons as set forth in the agreements constitutes Termination without Cause (as defined in the agreements); (iii) provide acceleration in full of the options to purchase common stock granted to Mr. Patterson and Ms. Lucie on May 11, 2007 in the event their employment is terminated without Cause (as defined in the agreements) following a change in control of the Company; and (iv) extend the exercise period of these stock option grants to six months following termination.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAKTEK HOLDINGS, INC

Date: May 14, 2007	By:	/s/ Stephanie Lucie
Stephanie Lucie
SVP, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Amended and Restated Employment Agreement of W. Kirk Patterson dated May 11, 2007
EX-99.2	Amended and Restated Employment Agreement of Stephanie A. Lucie dated May 11, 2007